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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated November 12, 1997, which appears on page 42 of the 1997 Annual Report to Shareholders of Brooks Automation, Inc., which is incorporated by reference in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of such Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Boston, Massachusetts
October 30, 1998